UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(I.R.S. Employer Identification Number)

One SE Convenience Blvd., Ankeny, Iowa

(Address of principal executive offices)

50021

(Zip Code)

(515) 965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Casey’s General Stores, Inc. (the “Company”) is party to a credit agreement, dated as of April 21, 2023 (the “Existing Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto.

On October 30, 2024 (the “Amendment Effective Date”), the Company entered into an amendment to the Existing Credit Agreement (the “Amendment” and, together with the Existing Credit Agreement, the “Credit Agreement”) , pursuant to which the Company incurred an incremental term loan in an aggregate principal amount of $850 million (the “Incremental Term Loan”). The proceeds of the Incremental Term Loan were used to fund the previously announced acquisition of 100% of the equity of Fikes Wholesale, LLC (f/k/a Fikes Wholesale, Inc.) and Group Petroleum Services, LLC (f/k/a Group Petroleum Services, Inc.), each a Texas limited liability company (the “Fikes Acquisition”), and the payment of fees and expenses in connection therewith.

The maturity date of the Incremental Term Loan is October 30, 2029.

Additionally, pursuant to the Amendment, the limitation on “priority debt” (as defined in the Credit Agreement) was amended to exclude certain obligations under leases from the definition thereof.

Other than as described above, the Incremental Term Loan has the same terms as the term loan outstanding under the Existing Credit Agreement immediately prior to the Amendment Effective Date, and there are no material changes to the covenants, events of default or other terms in the Credit Agreement as a result of the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1, and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On November 5, 2024, the Company issued a press release including a business update with respect to the fuel margin for the second quarter ended, October 31, 2024, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 5, 2024, the Company issued a press release announcing the closing of the Fikes Acquisition, a copy which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information contained in this Item, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	First Amendment to Credit Agreement and Incremental Amendment, dated as of October 30, 2024, among Casey’s General Stores, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent
99.1	Press Release issued by Casey’s General Stores, Inc., dated November 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information that is material to an investment decision or that is not otherwise disclosed in the filed agreement. The Company will furnish the omitted schedules and exhibits to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Dated: November 5, 2024	By:	/s/ Stephen P. Bramlage, Jr.
Stephen P. Bramlage, Jr.
Chief Financial Officer